Exhibit 15.1
May 4, 2022
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 4, 2022 on our review of interim financial information of Realogy Holdings Corp., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 dated October 12, 2012 (No. 333 - 184383), May 5, 2016 (No. 333 - 211160), October 23, 2017 (No. 333 - 221080), May 2, 2018 (No. 333-224609) and May 5, 2021 (No. 333-255779) of Realogy Holdings Corp.
Very truly yours,

/s/ PricewaterhouseCoopers LLP